October 31, 2008

Christopher Knight
5221 SW 101st Terrace
Cooper City, FL 33328

Re:           Separation Agreement

Dear Christopher:

This Separation Agreement reflects the terms of our mutual agreement concerning your departure from Flint Telecom Group, Inc.  The terms of this Agreement are as follows:

1.
Your full time employment with Flint will remain in effect until October 31st, 2008.  Thereafter, for a period of thirty (30) days, until November 30, 2008, you will be on-call / on an as-needed basis. During this thirty day on call period, you shall not physically be in the corporate offices or the Company’s server room and you shall not physically or electronically access the Company’s computers, network, servers or other property of Flint unless specifically requested in writing to do so by either Vincent Browne or Tali Durant.  Flint will pay you your regular salary up to and including November 30, 2008, less applicable withholding in accordance with the Company's payroll practices.  All expense reports and back up documentation/receipts must be submitted by no later than November 6th, and all approved expenses shall be reimbursed within 15 days thereafter. You will be eligible for Cobra health insurance.

2.	Within thirty days, or by no later than November 30th, you shall return all Company equipment and Company property and the Company shall return to you any equipment owned personally by you.

Company Equipment includes the following: Blackberry; Dell Laptop and any other items that are currently in your possession. [See fully executed Exit Certification Form(s)].

Equipment that you own personally includes the following: [See fully executed Inventory List].

Company property includes, but is not limited to: customer lists and any other information relating to customers or prospective customers, correspondence, notes, proposals, records, reports, specifications, equipment, computers, and any peripheral property, memoranda, notices, files, computer programs or similar repository and other documents, electronic files, computer disks, made, compiled and/or obtained by you during the period of your employment or made available to you during that time period.  Company property also includes all such items containing any Company, confidential or proprietary information or trade secrets.  You may not retain any Company property or copies of any Company property whatsoever.

3.	As settlement for any past wages owed to you, the Company shall pay you $40,000 in cash.

4.
As of November 30, 2008 you do not have any vested stock. As severance pay, Flint shall grant and immediately accelerate the vesting of 150,000 shares of restricted stock, and 212,500 shares shall vest quarterly thereafter for a period of 12 months, for a total of 1,000,000 shares of restricted common stock.

5.
 You agree and acknowledge that none of these common shares acquired are, and may never be, registered under the Securities Act of 1933 or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with applicable state and federal securities laws.

6.
You will keep the terms and amount of this Agreement confidential and not disclose such information to anyone, except to your spouse and to your legal and accounting advisers, or as required by law. You and Flint shall mutually approve any and all documents, press-releases and/or comments pertaining to your relationship with the Company given publicly prior to their release. The only formal written document to be released is an SEC Form 8-K regarding your departure, which you will review and approve prior to filing. Additionally, Flint covenants and agrees that it and its executive officers shall not at any time make any disparaging remarks concerning you.

7.
In exchange for receiving the severance compensation referenced in paragraph 4 above, you, on behalf of yourself and your respective heirs, family members, executors, and assigns, agree to unconditionally fully and forever release and discharge Flint Telecom Group, Inc. (and its affiliates, subsidiaries, directors, board members, employees, agents, representatives, attorneys, and legal successors, past and present) from, and agrees not to sue concerning any and all claims, actions, causes of action, duties, obligations, liabilities, and damages, relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that you may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, but not limited to:

a.	any and all claims relating to or arising from your employment or consulting relationship with the Company or any of its subsidiaries or affiliates, and the termination of that relationship;

b.	any and all claims relating to, or arising from, your right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.
any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; defamation; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

d.
any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Fair Employment and Housing Act, and Labor Code section 201, et seq.;

e.	any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

f.	any and all claims for attorneys' fees and costs.

g.
any claims for wrongful discharge or breach of contract; any tort claims; any lost earnings or emotional distress claims; any discrimination claims; any claims based upon any state, federal or local employment-related statute, regulation or ordinance (including but not limited to the Age Discrimination in Employment Act); any wage-related claim; any claim relating to disability benefits; or any other claims arising out of, related to, or incidental to your employment with the Company or its subsidiaries or affiliates, or the termination of such employment.

8.
You agree to waive any and all rights under the New York Civil Code, which provides:  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

9.
Also in exchange for receiving the severance payments referenced in paragraph 4 above, you covenant and agree that you shall not at any time make any disparaging remarks about the Company, its affiliates, employees, officers or directors. You agree to conduct yourself in a manner that reflects favorably at all times on the Company, and the good name, goodwill and reputation of the Company, its affiliates, employees, officers and directors. Also in exchange for receiving the severance payments referenced in paragraph 4 above, you covenant and agree that you will not, at any time, whether for your own account or for the account of another person, access or interfere with the Company’s computer(s) or other technological equipment, hardware or software and/or the Company’s computer network, or the relationship of the Company with, or endeavor to entice away from the Company any person who, at any time during your engagement with the Company, was an employee, customer, potential customer, affiliate or supplier of the Company. If Flint is made aware of a breach of this provision, Flint shall provide you with written notice of the breach; if the breach is denied, you must provide written notice of your denial of the breach to Flint within five business days, at which point the dispute shall be governed by Section 14 of this Agreement. Otherwise, if no denial is received, you must immediately repay the severance benefits given to you as part of this Agreement, which includes any shares received or the fair market value thereof.

10.
You will continue to comply with the terms of the Confidentiality Agreement between you and the Company, and know and understand that the obligations contained in that Agreement and in this Agreement survive execution of this Agreement and your termination of employment.

11.
The Company shall make all attempts to withdraw your personal guarantee on the New York corporate apartment lease for the apartment leased through Ocean Prime, LLC. (the “Lease”).  If the Company cannot withdraw your personal guarantee, then the Company shall replace your personal guarantee with another individual. If the Company cannot replace your personal guarantee, the Company hereby guarantees to you that it assumes full responsibility for full payment under the Lease and it will reimburse you for any and all costs incurred by you as a result of your personal guarantee on the Lease. You shall vacate the Corporate Apartment by no later than January 31, 2009, however, should you decide to remain in the apartment after January 1st, you will be responsible for the monthly rent for the month of January. Alternatively, at your discretion and if allowed by the Landlord, and by no later than December 27, 2008, you may replace the Company’s name with your own name on the Lease and thereby enter into a lease for this apartment under your own name and you shall be responsible for all payments thereunder.

12.
The Company shall make all attempts to withdraw your personal guarantee on the New York office lease, for the office located at 1 West St., New York, NY (the “Service Agreement”).  If the Company cannot withdraw your personal guarantee from the Service Agreement, then the Company shall replace your personal guarantee with another individual. If the Company cannot replace your personal guarantee, the Company hereby guarantees to you that it assumes full responsibility for full payment under the Service Agreement and it will reimburse you for any and all costs incurred by you as a result of your personal guarantee on the Service Agreement.

13.
This Agreement, or any action taken by the Company or yourself hereto, shall not be deemed or construed as (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

14.
You and the Company agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in the state of New York before the American Arbitration Association (“AAA”) under the AAA’s Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon.  You and the Company agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award.  You and the Company agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs.  YOU AND FLINT ACKNOWLEDGE AND AGREE THAT BY SIGNING THIS AGREEMENT, YOU AND FLINT HAVE VOLUNTARILY ELECTED TO ARBITRATE ALL ARBITRABLE CLAIMS RATHER THAN LITIGATE THEM IN A JUDICIAL FORUM AND THAT YOU AND FLINT ARE GIVING UP THE RIGHT TO A JURY TRIAL AND TO A TRIAL IN A COURT OF LAW.

15.
Flint agrees to fully and forever release and discharge Christopher Knight from any and all claims, actions, causes of action, duties, obligations, liabilities, and damages, relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Flint may possess arising from omissions, acts or facts that have occurred up until the Effective Date of this Agreement.

16.
This Agreement shall be governed by the laws of New York.  If any provision of this Agreement is judicially determined to be unenforceable as written, such provision shall be construed so as to give it the maximum effect permitted under applicable law.

17.
You are advised to consult with an attorney before signing this Agreement. YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY READ AND THAT YOU UNDERSTAND ALL OF THE PROVISIONS OF THIS AGREEMENT.  YOU KNOWINGLY AND VOLUNTARILY ACCEPT THIS AGREEMENT AND AGREE TO BE BOUND BY IT.

18.
If you challenge or rescind any of the releases, as described above, or breach any provisions of this Agreement, you must immediately repay the severance benefits given to you as part of this Agreement, which includes any shares received or the fair market value thereof.

19.
In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

20.
This Agreement constitutes the entire agreement between you and Flint with respect to the subject matters addressed and supersedes and replaces all negotiations and agreements, whether written or oral.  This Agreement may not be altered or amended except by a written document signed by the parties to this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

21.	This Agreement is valid for four (4) business days and must be signed and returned to the Company by no later than 5:00 pm EST on November 6th, unless otherwise agreed upon in writing by the Company.

22.
This Agreement may be executed via facsimile in counterparts, and each facsimile counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

If you accept this Agreement, please sign and date below and return the original to me.  The enclosed copy is for your records.  Please call me if you have any questions.

Sincerely,

/s/ Tali Durant

Tali Durant

General Counsel

Flint Telecom Group, Inc.

I voluntarily accept the above Separation Agreement and agree to be bound by it.

By: /s/ Christopher Knight                                                                                                November 6, 2008
Christopher Knight                                                                                     Date